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--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                   TOO, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                [TOO, INC. LOGO]
                                3885 MORSE ROAD
                              COLUMBUS, OHIO 43219
                                 (614) 479-3500

                                                                   April 7, 2000
Dear Shareholder:

     You are cordially invited to attend our first annual meeting of shareholders. The meeting will be held on Tuesday, May 16, 2000, at 9:00 a.m. at our corporate offices, 3885 Morse Road, Columbus, Ohio. If you need assistance in finding the location of the meeting, please call our Investor Relations department at (614) 479-3739.

     At the meeting, we will elect three directors to the Board and transact other business as may come before the meeting. We will also report on our performance in 1999 and our progress on our long-term strategy.

     It is very important that your shares be represented and voted at the meeting. After reading the enclosed proxy statement, please sign, date and return the enclosed proxy card.

     We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ Michael W. Rayden
                                          Michael W. Rayden
                                          Chairman, President and Chief
                                          Executive Officer

                                [TOO, INC. LOGO]

                            ------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                                  May 16, 2000

     The first Annual Meeting of Shareholders of Too, Inc. will be held on Tuesday, May 16, 2000, at 9:00 a.m. at the corporate offices of Too, Inc., 3885 Morse Road, Columbus Ohio, to conduct the following items of business:

     1. Elect three directors to three-year terms.

     2. Transact other business properly coming before the meeting or any adjournment thereof.

     Shareholders who owned shares of our stock at the close of business on March 31, 2000, are entitled to vote at the meeting. A complete list of these shareholders will be available at our corporate offices prior to the meeting.

                                          By Order of the Board of Directors

                                          /s/ Michael W. Rayden
                                          Michael W. Rayden
                                          Chairman, President and Chief
                                          Executive Officer

                       PROXY STATEMENT TABLE OF CONTENTS

Information About the Annual Meeting and Voting.............    2
Election of Directors.......................................    4
  Nominees and directors....................................    4
  Information concerning the Board of Directors.............    5
  Committees of the Board of Directors......................    5
  Executive Officers........................................    6
  Security ownership of directors and management............    7
Executive Compensation......................................    8
  Summary compensation table................................    8
  Stock options.............................................   10
  Director compensation.....................................   11
  Employment agreements with certain executive officers.....   12
Report of the Stock Option and Compensation Committee.......   13
  Our compensation philosophy...............................   13
  Principal compensation elements...........................   14
  CEO compensation..........................................   15
  Section 162(m)............................................   15
Shareholder Return Graph....................................   16
Compensation Committee Interlocks and Insider
  Participation.............................................   16
Share Ownership of Principal Shareholders...................   17
Section 16(a) Beneficial Ownership Reporting Compliance.....   17
Independent Public Accountants..............................   18
Other Matters...............................................   18
Shareholder Proposals.......................................   18
Solicitation Expenses.......................................   18

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

     The Board of Directors of Too, Inc. is soliciting your proxy to vote at the 2000 Annual Meeting of Shareholders (or any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. Throughout the proxy statement, the terms "We", "Our", "Limited Too", and the "Company" refer to Too, Inc.

     We began mailing this proxy statement and the enclosed proxy card on or about April 7, 2000, to all shareholders entitled to vote. Too's 1999 Annual Report, which includes our financial statements, is being sent with this proxy statement.

DATE, TIME AND PLACE OF MEETING

      Date:   May 16, 2000
      Time:   9:00 a.m. Eastern Time
      Place:  Too, Inc.'s corporate offices
              3885 Morse Road
              Columbus, Ohio 43219

SHARES ENTITLED TO VOTE

     Shareholders entitled to vote are those who owned Too, Inc.'s common stock at the close of business on the record date, March 31, 2000. As of the record date, there were 30,734,019 shares of Too, Inc. common stock outstanding. Each share of common stock that you own entitles you to one vote.

VOTING YOUR PROXY

     Whether or not you plan to attend the annual meeting, we urge you to vote. Shareholders of record can give proxies by mailing their signed proxy cards. Please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the completed proxy card will not affect your right to attend the meeting and vote.

     The enclosed proxy card indicates the number of shares that you own as of the record date.

     Voting instructions are included on your proxy card. If you properly complete your proxy card and send it to the correct address, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

     - "FOR" the election of all nominees for director (as described on page 4).

     If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

REVOKING YOUR PROXY

     You may revoke your proxy by:

     - submitting a later dated proxy,

     - notifying our Secretary in writing before the meeting that you have revoked your proxy, or

     - voting in person at the meeting.

VOTING IN PERSON

     If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares as of the close of business on March 31, 2000, the record date for voting, and that you are authorized to vote those shares at the annual meeting.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy of the holders of shares representing at least one-third of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

VOTES NECESSARY

        ITEM                                 VOTE NECESSARY*
        ----                                 ---------------
Election of Directors  Directors are elected by a plurality of the votes represented by the shares of Common Stock present at the
                       meeting in person or by proxy. This means that the director nominee with the most affirmative votes for a particular
                       position is elected for that position.
Transaction of         A plurality of the votes represented by the shares of common
  Other Business       stock present at the meeting in person or by proxy.

------------
* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated three directors for election at the annual meeting. All of the nominees are currently serving as directors. If you re-elect them, each will hold office for a three-year term expiring at the 2003 annual meeting or until his or her successor has been elected.

     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as director if elected.

     Shareholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, not less than 14 days nor more than 50 days before a meeting of the stockholders called for the election of directors, a notice stating: (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice; (b) the principal occupation or employment of each nominee; (c) the number of shares of common stock of the Company beneficially owned by each nominee, and (d) such other information as is required by the Company's bylaws. No person may be elected as a director unless he or she has been nominated by a shareholder in this manner or by the Board of Directors.

     The Board of Directors recommends the ELECTION of all of the following nominees of the Board of Directors:

NOMINEES AND DIRECTORS

  Nominees of the Board of Directors for election at the 2000 annual meeting

Kent A. Kleeberger                                                        Age 47

     Mr. Kleeberger joined the Company as Vice President and Chief Financial Officer in March 1998 following a 10-year career with The Limited Inc., including Victoria's Secret Catalogue from 1991 to 1995 and Corporate Controller of The Limited, Inc. from 1995 to 1998. Mr. Kleeberger was first elected to the Board in February 2000.

Nancy J. Kramer                                                           Age 44

     Ms. Kramer has been Chief Executive Officer of Resource Marketing, Inc. since 1981. Resource Marketing, Inc. was founded by Ms. Kramer and specializes in strategic marketing services including internet consulting, digital development, communications and advertising. Ms. Kramer was first elected to the Board in August 1999.

James U. McNeal                                                           Age 68

     Dr. McNeal has been a Professor of Marketing at Texas A&M University since 1967. Dr. McNeal established the Department of Marketing and served as department head from 1967 to 1975. Dr. McNeal is a frequent consultant to public companies and the federal government. Since 1976, he has been a marketing consultant specializing in marketing to children as customers. Dr. McNeal was first elected to the Board of Directors in August 1999.

  Directors whose terms continue until the 2001 annual meeting

David A. Krinsky                                                          Age 51

     Mr. Krinsky is a partner at the law firm of O'Melveny and Myers LLP in Newport Beach, California. Before joining the firm as a partner in 1994, he was a partner at the law firm of Pettis, Tester, Kruse & Krinsky. He practices business and securities law. Mr. Krinsky was first elected to the Board in August 1999.

Kenneth J. Strottman                                                      Age 51

     Mr. Strottman is the founder, President and Chief Executive Officer of Strottman International, Inc. a marketing agency specializing in developing promotional programs targeting children and families. Before founding his firm in 1983, Mr. Strottman served as Vice President, Marketing, at Mattel, Inc. Mr. Strottman was first elected to the Board in August 1999.

  Directors whose terms continue until the 2002 annual meeting

Philip E. Mallott                                                         Age 41

     Mr. Mallott retired as Vice President, Finance and Chief Financial Officer of Intimate Brands, Inc. in February 2000, a position he held since 1995. For approximately one year prior thereto, Mr. Mallott had been Chief Financial Officer of Structure, Inc., a business operated by The Limited, Inc. From 1991 to 1994, Mr. Mallott was Vice President-Finance at Structure. Mr. Mallott was first elected to the Board in February 2000.

Michael W. Rayden                                                         Age 51

     Mr. Rayden has served as President and Chief Executive Officer of the Company since March 1996. He was elected Chairman of the Board of the Company in August 1999. Before joining Limited Too, he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer of The Stride Rite Corporation from 1987 to 1989 and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. Mr. Rayden is also on the board of directors of David's Bridal, Inc., a company which has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, and Strottman International, Inc., a privately held company. Mr. Rayden was first elected to the Board in August 1999.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     Our Board of Directors held two meetings since the August 23, 1999 spin-off. All of the directors attended 75 percent or more of the total number of meetings of the Board and committees of the Board held in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee

     The Audit Committee of the Board approves the firm to be employed as our independent public accountants and reviews the scope of the audit and audit fees. In addition, the audit committee consults with the independent auditors about the plan of audit, the resulting audit report and the accompanying management letter. The Audit Committee also confers with the independent auditors about the adequacy of internal accounting controls, as appropriate, outside of the presence of management. The members of the Audit Committee are Philip A. Mallott, Chairman, David A. Krinsky and James U. McNeal, who served as chairman until February 2000, when Mr. Mallott was named chairman. The Audit Committee held one meeting in fiscal 1999.

  Stock Option and Compensation Committee

     The Stock Option and Compensation Committee of the Board reviews executive compensation and administers the Company's stock option and performance and incentive plans. Its members are David A. Krinsky, Chairman, Nancy J. Kramer and Kenneth J. Strottman. The Compensation Committee held two meetings in fiscal 1999.

EXECUTIVE OFFICERS

     In addition to Mr. Kleeberger and Mr. Rayden, the following persons are our executive officers:

Sally A. Boyer                                                            Age 39

     Ms. Boyer has served as our Vice President-Merchandising Operations since May 1998. Ms. Boyer previously held various positions with us and The Limited, Inc., including as our Vice President - Planning and Distribution from 1995 to 1998. Before joining The Limited, Inc. in 1991, she served as a Financial Consultant for Andersen Consulting from 1990 to 1991, a Merchandise Planner for The Limited, Inc. from 1989 to 1990 and Merchandise Controller of Youthland, Inc. from 1984 to 1989.

Kathleen C. Maurer                                                        Age 40

     Ms. Maurer has served as our Vice President - Human Resources since April 1996 after serving 13 years in the human resources sector of the retail apparel industry. Before her current position with us, Ms. Maurer was Vice President - Human Resources of Structure, Inc. from 1991 to 1996, a Director of Human Resources of Express from 1985 to 1991 and a Personnel Administrator of The Limited, Inc. from 1984 to 1985.

James C. Petty                                                            Age 41

     Mr. Petty has served as our Vice President - Stores since June 1997. Mr. Petty previously held various positions involving store management and operations with Old Navy, Inc., Banana Republic, Inc. and The Gap, Inc. during his 13-year tenure with The Gap and its subsidiaries, including Vice President - Store Operations of Old Navy, Inc. from 1994 to 1997 and Vice President - Store Operations of Banana Republic, Inc. from 1991 to 1994.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     Below is a table with information providing the number of shares of Too, Inc.'s common stock beneficially owned by each of the directors of the Company, executive officers listed in the Summary Compensation Table below, and all of the directors and executive officers of Too, Inc. as a group.

                                                              NUMBER OF SHARES OF COMMON      PERCENT
                           NAME                             STOCK BENEFICIALLY OWNED(1)(2)    OF CLASS
                           ----                             ------------------------------    --------
Sally A. Boyer............................................              30,775(3)              *
Kent A. Kleeberger........................................              41,651(4)              *
Nancy J. Kramer...........................................                  44                 *
David A. Krinsky..........................................                  --                 *
Philip E. Mallott.........................................               2,689                 *
Kathleen C. Maurer........................................              27,257(5)(6)           *
James U. McNeal...........................................                  --                 *
James C. Petty............................................              19,776(7)              *
Michael W. Rayden.........................................              51,988(8)              *
Kenneth J. Strottman......................................              12,500(9)              *
All directors and executive officers as a group...........             186,680                 *

------------
(*) Less than 1%.

(1) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised by the named person or shared with a spouse.

(2) Reflects ownership as of February 29, 2000.

(3) Includes options to purchase 16,503 shares exercisable within 60 days after February 29, 2000.

(4) Includes options to purchase 20,837 shares exercisable within 60 days after February 29, 2000.

(5) Includes options to purchase 14,816 shares exercisable within 60 days after February 29, 2000.

(6) Includes 925 shares owned by Ms. Maurer's family members, for which Ms. Maurer disclaims beneficial ownership.

(7) Includes options to purchase 9,233 shares exercisable within 60 days after February 29, 2000.

(8) Includes options to purchase 34,477 shares exercisable within 60 days after February 29, 2000.

(9) Includes 2,500 shares owned by Mr. Strottman's family members, for which Mr. Strottman disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by Limited Too to each of the named executive officers of the Company for each of the last two fiscal years. Compensation listed for 1998 was paid while the Company was a wholly-owned subsidiary of The Limited, Inc. The amounts listed for 1999 include compensation paid by both The Limited, Inc. and Too, Inc.

SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                            ANNUAL COMPENSATION                        COMPENSATION AWARDS
                              ------------------------------------------------   -------------------------------
                                                                     OTHER                           SECURITIES
                                                                     ANNUAL         RESTRICTED       UNDERLYING     ALL OTHER
                              FISCAL                                COMPEN-           STOCK           OPTIONS        COMPEN-
NAME AND PRINCIPAL POSITION   YEAR(1)   SALARY($)   BONUS($)(2)   SATION($)(3)   AWARDS($)(4)(5)    (5)(6)(7)(8)   SATION($)(9)
---------------------------   -------   ---------   -----------   ------------   ----------------   ------------   ------------
Michael W. Rayden...........   1999      701,058     1,114,850        8,054               --                --       257,094
  Chairman of the Board,       1998      669,231     1,188,250       12,383          164,604           265,218       189,819
  Chief Executive Officer
  and President
Kent A. Kleeberger..........   1999      257,986       155,360        1,441               --            66,843        56,265
  Vice President and           1998      237,308       171,840           --          207,819            26,526        42,982
  Chief Financial Officer
James C. Petty..............   1999      258,036       155,360          908               --            61,791        51,767
  Vice President - Stores      1998      238,846       171,840           --          207,819            13,262        14,940
Sally A. Boyer..............   1999      247,107       145,120        1,313               --            80,767        51,379
  Vice President -             1998      216,538       157,520           --          138,551            13,267        43,993
  Merchandising Operations
Kathleen A. Maurer..........   1999      208,548       125,940        1,147               --            45,436        44,594
  Vice President -             1998      193,846       139,620           --          138,551            13,262        44,271
  Human Resources

------------
(1) Under rules set by the SEC, only the information related to the two most recent completed fiscal years is noted in the "Summary Compensation Table" since we were not a reporting company until August 1999.

(2) Represents the total of the performance-based incentive compensation for the spring and fall selling seasons.

(3) Represents reimbursements of taxes on term life insurance premiums paid on behalf of the listed officers.

(4) On February 1, 1998, 1,400, 4,200, 2,800 and 2,800 restricted stock performance awards of The Limited's Class A common stock were granted to officers Kleeberger, Petty, Boyer and Maurer, respectively. Conversion of the unvested The Limited, Inc. restricted stock to Too, Inc. restricted stock was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share. These restricted stock awards converted to 3,648, 10,945, 7,297 and 7,297 restricted stock performance awards of Too, Inc.'s common stock for officers Kleeberger, Petty, Boyer and Maurer, respectively.

    On June 1, 1998, 4,266 restricted stock performance awards of The Limited, Inc.'s Class A common stock were granted to Mr. Rayden. Conversion of the unvested The Limited, Inc.'s restricted stock to Too, Inc. restricted stock was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share. These restricted stock awards converted to 9,975 restricted stock performance awards of Too, Inc.'s common stock.

    On February 1, 1999, 4,833, 4,833, 3,222 and 3,222 restricted stock performance awards of The Limited, Inc.'s Class A common stock were granted to officers Kleeberger, Petty, Boyer and Maurer, respectively. Conversion of the unvested The Limited, Inc. restricted stock to Too, Inc. restricted stock was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share. These restricted stock awards converted to 12,595, 12,595, 8,397 and 8,397 restricted stock performance awards of Too, Inc.'s common stock for officers Kleeberger, Petty, Boyer and Maurer, respectively.

(5) In connection with the spin-off, Mr. Rayden's unvested pre-1999 grants of The Limited, Inc.'s restricted stock performance awards and The Limited, Inc.'s stock options were converted into 883,181 Too, Inc. stock options, 398,749 shares of Too, Inc. restricted stock awards and $2,886,017 of deferred compensation (with the same vesting schedule as the previous awards) with vesting contingent on reaching certain performance targets which were achieved in 1999.

(6) On February 2, 1998, 7,635, 5,089, 5,089 and 5,089 unvested stock options of the Limited's Class A common stock were granted to officers Kleeberger, Petty, Boyer and Maurer, respectively. Conversion of the unvested The Limited, Inc. stock options to Too, Inc. stock options was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share. These stock options converted to 19,897, 13,262, 13,262 and 13,262 stock options of Too, Inc.'s common stock for officers Kleeberger, Petty, Boyer and Maurer, respectively.

    On March 23, 1998, 2,544 unvested stock options of The Limited's Class A common stock were granted to Mr. Kleeberger. Conversion of The Limited, Inc. stock options to Too, Inc. stock options was effective the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share. These stock options converted to 6,629 stock options of Too, Inc.'s common stock.

    On February 1, 1999, 5,400, 5,400, 7,400, and 7,400 unvested stock options of the Limited's Class A common Stock were granted to officers Kleeberger, Petty, Boyer and Maurer, respectively. Conversion of the unvested The Limited, Inc The Limited, Inc. stock options to Too, Inc. stock options was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. share and $16.50 per Too, Inc. common share. These stock options converted to 14,073, 14,073, 19,285 and 11,206 stock options of Too, Inc.'s common stock for officers Kleeberger, Petty, Boyer and Maurer, respectively.

(7) Includes a one-time transition grant of Too, Inc. stock options in the amount of 24,000 shares for each of officers Kleeberger, Petty, Boyer and Maurer, granted as of the date of the spin-off, in connection with the elimination of the Limited, Inc. Restricted Stock Performance Incentive Plan.

(8) Includes Too, Inc. stock option grants effective with the date of the spin-off in the amounts of 28,770, 23,718, 37,482 and 10,230 shares for executive officers Kleeberger, Petty, Boyer and Maurer, respectively

(9) Includes group term insurance premiums paid on behalf of executive officers Kleeberger, Petty, Boyer and Maurer, executive life insurance premiums paid on behalf of Mr. Rayden and contributions and employer matching contributions to the qualified retirement plan and the non-qualified supplemental retirement and alternative savings plans in the amounts of $231,306, $55,081, $51,045, $50,871 and $44,166 for officers Rayden,
    Kleeberger, Petty, Boyer, and Maurer, respectively.

STOCK OPTIONS

     The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the 1999 fiscal year.

                            OPTIONS GRANTED IN 1999

                                                                                       POTENTIAL REALIZABLE
                                                                                                AT
                                                 INDIVIDUAL GRANTS                        ASSUMED ANNUAL
                               -----------------------------------------------------           RATES
                               NUMBER OF      % OF TOTAL                                  OF STOCK PRICE
                               SECURITIES      OPTIONS        EXERCISE                   APPRECIATION FOR
                               UNDERLYING     GRANTED TO         OR                      OPTION TERM($)(1)
                                OPTIONS       EMPLOYEES      BASE PRICE   EXPIRATION   ---------------------
            NAME                GRANTED     IN FISCAL YEAR   ($/SHARE)       DATE         5%          10%
            ----               ----------   --------------   ----------   ----------   ---------   ---------
Michael W. Rayden............     --           --               --           --           --          --
Kent A. Kleeberger...........    14,073(2)       0.6%         13.1424        2/1/09     116,316     294,767
                                 24,000(3)       1.0%           16.50       8/23/09     249,042     631,122
                                 28,770(4)       1.2%           16.50       8/23/09     298,539     756,565
Sally A. Boyer...............    19,285(2)       0.8%         13.1424        2/1/09     159,394     403,936
                                 24,000(3)       1.0%           16.50       8/23/09     249,042     631,122
                                 37,482(4)       1.5%           16.50       8/23/09     388,942     985,654
James C. Petty...............    14,073(2)       0.6%         13.1424        2/1/09     116,316     294,767
                                 24,000(3)       1.0%           16.50       8/23/09     249,042     631,122
                                 23,718(4)       1.0%           16.50       8/23/09     246,116     623,706
Kathleen A. Maurer...........    11,206(2)       0.5%         13.1424        2/1/09      92,620     234,716
                                 24,000(3)       1.0%           16.50       8/23/09     249,042     631,122
                                 10,230(4)       0.4%           16.50       8/23/09     106,154     269,015

------------
(1) The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's stock.

(2) Represents the number of stock options of Too, Inc. common stock converted from The Limited, Inc. unvested stock options. Conversion of the unvested The Limited, Inc. stock options to Too, Inc. stock option(s) was effective the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share.

(3) Represents one-time transition option grants of Too, Inc. common stock granted the date of the spin-off, August 23, 1999, in connection with the elimination of The Limited Inc.'s Restricted Stock Performance Incentive Plan.

(4) Represents Too, Inc. stock options grants as of the date of the spin-off, August 23, 1999.

     The following table shows certain information about The Limited, Inc. stock options exercised by the executive officers named in the Summary Compensation Table and the value of the unexercised stock options held by those executive officers during the last fiscal year:

   AGGREGATED OPTION EXERCISES IN 1999 FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                          OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                                           YEAR-END(#)(2)                YEAR-END($)(3)
                            SHARES         VALUE     ---------------------------   ---------------------------
                         ACQUIRED ON     REALIZED
         NAME           EXERCISE(#)(1)    ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           --------------   ---------   -----------   -------------   -----------   -------------
Michael W. Rayden.....      80,397       2,007,510       --           883,181          --          7,947,875
Kent A. Kleeberger....      21,369         545,206       --            99,999          --            366,362
Sally A. Boyer........      19,095         557,323       --           100,000          --            283,718
James C. Petty........       6,360         155,267       --            85,000          --            280,335
Kathleen A. Maurer....      29,131         739,219       --            64,999          --            238,092

------------
(1) The Limited, Inc. shares were acquired on exercise and the value realized was calculated on the basis of the number of shares exercised multiplied by the excess of the fair market value of a share of The Limited, Inc. common stock on the date of exercise over the exercise price of the stock option.

(2) Represent exercisable and unexercisable Too, Inc. stock options for the individual as of January 29, 2000. These amounts include stock options that were issued to the individual in consideration of cancellation of The Limited, Inc. stock options.

(3) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

DIRECTOR COMPENSATION

     Associates and officers who are directors receive no additional compensation for services as directors. In 1999, compensation for non-associate directors included the following:

     - an annual retainer of $10,000 plus $1,500 for each committee chair held, 50 percent of which is payable in shares of the Company's common stock;

     - $1,000 for each Board meeting attended ($400 for a telephonic meeting);

     - $600 for each committee meeting attended ($200 for a telephonic meeting); and

     - $200 for each action in writing that our Board or any committee takes.

     Under the Too, Inc. 1999 Non-Associate Director Stock Plan, each director who is not an associate of Too, Inc. receives:

     - an initial grant to purchase 5,000 shares of our common stock; and

     - annual grants of options to purchase 1,000 shares of our common stock at a price equal to the fair market value of the shares at the grant date.

EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

     We entered into an employment agreement with Michael Rayden effective August 23, 1999. The agreement has an initial term of six years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless either party provides notice to the other of an intention not to extend it at least 90 days prior to the anniversary date.

     The employment agreement provides for a minimum annual base salary of $700,000, which may be adjusted by the Compensation Committee, and entitles Mr. Rayden to participate in all employee benefit plans and programs made available to senior executives, including the stock incentive plans. Mr. Rayden is also entitled to participate in the Company's applicable incentive compensation plan at a target level of 110% of his annual base salary. The Board may change the terms and conditions for Mr. Rayden's bonus target from time to time. In connection with the termination of the Executive Medical Reimbursement Plan, the Board approved a $10,000 increase to Mr. Rayden's base salary in 1999.

     The employment agreement also requires the Company to compensate Mr. Rayden and provide him with certain benefits if his employment is terminated before the agreement expires. The compensation and benefits Mr. Rayden is entitled to receive vary depending on how his employment is terminated. In the event of termination by the Company without cause, or by Mr. Rayden for "good reason" (as defined in the agreement), the Company has agreed to pay Mr. Rayden's base salary for one year.

     The employment agreement also prohibits Mr. Rayden from becoming directly or indirectly connected with any business or entity that competes directly or indirectly with the Company for a period of one year following the termination date.

     In addition, the Company has entered into agreements with Messrs. Kleeberger and Petty, and Ms. Maurer and Ms. Boyer under which the Company, in the event of termination of their employment by the Company without cause, has agreed to pay their base salary less compensation earned from subsequent employment, for 52 weeks following separation from the Company. These agreements also provide for protection of the Company's confidential information and prohibit competition and solicitation of the Company's employees by the officer for twelve months after separation from employment with the Company.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

     Our Stock Option and Compensation Committee has the power, among other things, to do the following:

     - Review and approve our executive compensation philosophy and policies and the application of such policies to the compensation of our executive officers;

     - Determine the annual salary, bonus, stock grants and options, and other benefits, direct and indirect, of our executives officers;

     - Review new executive compensation programs;

     - Establish and periodically review policies for the administration of our executive compensation programs.

     - Approve certain employment arrangements with new hires.

     Prior to our spin-off from The Limited, Inc. effective August 23, 1999, the compensation of our executive officers was determined by The Limited, Inc. Our Stock Option and Compensation Committee was organized on August 24, 1999, and adopted plans that generally mirror the executive compensation policies, plans and arrangements put in place prior to the spin-off by The Limited, Inc. for the remainder of fiscal 1999. The Company has recently retained independent compensation and benefit consultants to assist it as well as the Committee in assessing and determining our future executive officer compensation and benefit programs along with compensation and benefits programs for all associates.

OUR COMPENSATION PHILOSOPHY

     We seek to apply a consistent compensation philosophy for all of our leadership group associates, including our executive officers. The primary goals of our compensation program are to:

     - Attract and retain qualified executives;

     - Reward current and past individual performance;

     - Provide short-term and long-term incentives for good and excellent future performance; and

     - Link total compensation for individual performance and our performance to enhance stockholder value.

     Accordingly, we have structured total compensation for our leadership group associates to provide a portion of the compensation as fixed compensation and a portion of the compensation as a variable amount based on performance.

     Our philosophy is built on the following basic principles:

     - To Pay for Outstanding Performance

          We believe in paying for results. Individuals in leadership roles are compensated based on a combination of total Company, business unit and individual performance factors. Total Company performance is evaluated primarily based on the degree by which financial targets are met or exceeded. In addition, a significant portion of total compensation is in the form of equity-based awards which ties into increases in shareholder value.

     - To Pay Competitively

          We are committed to providing a total compensation program designed to attract the best senior leaders to our business and retain the best and most consistent performers. To achieve this goal, we will periodically compare our pay practices and overall pay levels with other leading retail, and where appropriate, non-retail companies, and adjust our compensation guidelines based on this review.

     - To Pay Equitably

          We believe that it is important to apply generally consistent guidelines for substantially all associate compensation programs across our Company, considering the size of unit, area of responsibility, complexity, development stage, and performance of our Company, along with the performance of the individual executive.

PRINCIPAL COMPENSATION ELEMENTS

     The principal elements of our executive compensation packages are base salary, short-term performance-based cash incentive compensation, and equity-based long-term incentive programs.

  Base salary

     The Committee will annually review and approve the employment of each executive officer, including the base salary. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential, and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, business growth and brand execution goals, and the recruitment and development of future leadership talent. The Committee considers these factors subjectively in the aggregate, and accords none a formula weight.

  Performance-based cash incentive compensation

     We have employed a short-term, performance-based cash incentive compensation program for specified key leadership positions along with certain other members of the Company's management that provides for incentive payments based on the level of achievement of pre-established financial goals for each six-month operating season. The goals under this plan for 1999 were based on operating income. Goals, however, also may be based on other financial measures, including the price of the Company's or an affiliate's common stock, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These goals are generally determined prior to or near the beginning of each season, and are based on an analysis of historical performance and growth expectations for our business, expectations of the public markets and progress toward achieving our long-range strategic plan for the business. Target cash incentive compensation opportunities are established annually for eligible executives stated as a specific percentage of base salary, ranging from 10 percent to 150 percent of base salary. The amount of incentive compensation paid to participating executives can range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. The maximum amount payable to any participant may not exceed $3,000,000 in any year under the incentive program.

  Equity-based incentive programs

     The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and shareholder objectives. We believe that the magnitude and vesting schedule of the award also serve to retain key performers.

     The award opportunity level for each eligible participant depends on the individual's responsibility level and potential within the Company, competitive practices, and the market price of our common stock.

     In 1999, The Limited, Inc. awarded stock options to key executives prior to the spin-off and the Company's Compensation Committee, in connection with the spin-off, awarded stock options to executives in the amounts set forth in the Option Grants in Fiscal Year 1999 Table on page 10. The option program utilizes vesting periods to encourage retention of key executives. The exercise price for each option granted equals the fair market value of the underlying common stock on the date of grant.

     Additionally, the unvested stock options and restricted stock awards granted by The Limited, Inc. to our executive officers prior to the spin-off were converted into Too, Inc. options and restricted stock by converting the intrinsic "in the money value" of The Limited, Inc. options and restricted awards to Too, Inc. options and restricted awards.

CEO COMPENSATION

     Effective August 23, 1999, we entered into an employment agreement with Mr. Rayden, which substantially continued the financial arrangements he had previously as an employee of The Limited, Inc. Under the terms of his employment agreement, Mr. Rayden may receive equity compensation such as restricted stock, stock options, and deferred compensation at the Compensation Committee's discretion. The terms of Mr. Rayden's employment agreement are described above in this proxy statement under the section subtitled, "Employment agreements with certain executive officers."

     Upon achieving certain performance levels in 1999, Mr. Rayden received stock options covering 883,181 shares of our common stock in consideration for the conversion of his unvested Limited stock options. We granted these options on the same terms and conditions as The Limited, Inc. stock options. Additionally, as consideration for conversion of his unvested The Limited, Inc. restricted stock awards, Mr. Rayden received 398,749 restricted shares of our common stock on the same terms and conditions as The Limited, Inc. restricted stock awards and subject to the gross sales performance criteria established by the committee. The committee also established a non-interest bearing deferred compensation agreement in the amount of $2,886,017 for Mr. Rayden which represents the value of unvested restricted stock awards of The Limited, Inc. not converted to Too, Inc. stock awards after the spin-off.

SECTION 162(m)

     The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year. Generally, we intend that compensation paid to our "covered employees" shall be deductible to the fullest extent permitted by law.

                                            Stock Option and Compensation
                                            Committee

                                            David A. Krinsky, Chair
                                            Nancy J. Kramer
                                            Kenneth J. Strottman

                            SHAREHOLDER RETURN GRAPH

     The following graph shows a comparison, over a six-month period, of the cumulative total return for Too, Inc. common stock, the Standard & Poor's Specialty-Apparel Index and the Russell 2000 Index, each of which assumes an initial investment value of $100 on August 9, 1999, the first day of trading of Too, Inc.'s stock, on a "when-issued" basis, on the New York Stock Exchange. The comparison also assumes the reinvestment of any dividends.

                        COMPARE CUMULATIVE TOTAL RETURN
                                AMONG TOO, INC.,
               RUSSELL 2000 INDEX AND S&P SPECIALTY-APPAREL INDEX
                [RUSSELL 2000 INDEX AND PEER GROUP INDEX CHART]

                                                                             S&P SPECIALTY - APPAREL
                                                        TOO, INC.                     INDEX                RUSSELL 2000 INDEX
                                                        ---------            -----------------------       ------------------
8/09/99                                                  100.00                      100.00                      100.00
8/31/99                                                  120.09                       99.34                       96.19
9/30/99                                                  122.64                       90.32                       96.08
10/29/99                                                 109.40                       96.69                       96.38
11/30/99                                                 126.50                      102.86                      102.01
12/31/99                                                 117.95                      106.69                      113.39
1/28/2000                                                117.09                       93.28                      111.50

     ASSUMES $100 INVESTED ON AUG. 9, 1999. ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING JAN. 29, 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Currently, David A. Krinsky, Nancy J. Kramer and Kenneth J. Strottman, who are not employees of the Company, are members of the Stock Option and Compensation Committee. Since 1993, Mr. Rayden has served as a member of the board of directors of Strottman International, Inc., a privately held company, of which Mr. Strottman is President and Chief Executive Officer.

                   SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS

     This table shows the names of owners of the Company's common stock who, on February 29, 2000, were known by Too, Inc. to be beneficial owners of more than 5% of the shares of common stock of the Company.

                                                                 AMOUNT               PERCENT
                                                              BENEFICIALLY               OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)              CLASS(2)
            ------------------------------------              ------------            --------
Leslie H. Wexner............................................   6,635,681(3)(4)(5)(6)     21.6%
  Three Limited Parkway
  P.O. Box 16000
  Columbus, Ohio 43216
Capital Research and Management Company.....................   3,755,000                 12.2%
  333 South Hope Street 55th Floor
  Los Angeles, California 90071
AMVESCAP PLC................................................   2,863,801                  9.3%
  c/o INVESCO
  1315 Peachtree Street NE
  Atlanta, GA 30309

------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and or investment power with respect to those securities.

(2) "Percent of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 29, 2000, plus the number of shares such person has the right to acquire within 60 days of February 29, 2000.

(3) Includes 101,189 shares held by The Wexner Foundation and 50,001 shares held by Health and Science Interests II for which the power to vote or direct the disposition of may be deemed to be shared by Leslie H. Wexner, a trustee thereof, with another trustee. Mr. Wexner disclaims beneficial ownership of shares held by The Wexner Foundation and Health and Science Interests II.

(4) Includes 77,511 shares held in The Limited, Inc. Savings and Retirement Plan for Mr. Wexner's account based on the number of shares of common stock of The Limited, Inc. in the account as of December 31, 1999, over which he exercises dispositive but not voting control. Excludes 125 shares held directly by Abigail S. Wexner, Mr. Wexner's wife, and 28,572 shares held in a trust of which Ms. Wexner is a beneficiary, as to which Mr. Wexner disclaims beneficial ownership.

(5) Includes 2,678,625 shares held by Leslie H. Wexner as the sole trustee of The Wexner Children's Trust.

(6) Includes 519,971 shares held by the Harry, Hannah David and Sarah Wexner Trust for which the power to vote or direct the disposition of may be deemed to be shared by Leslie H. Wexner, a trustee thereof, with another trustee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and greater than 10% shareholders to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. SEC regulations require that copies of the reports be provided to the

Company. Based on our review of such reports, we believe that all reporting persons complied with all filing requirements during the fiscal year ended January 29, 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP has served as the Company's independent public accountants for the 1999 fiscal year and throughout the periods covered by the consolidated financial statements. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting in order to respond to questions from shareholders, and they will have the opportunity to make a statement.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with their judgement on such matters.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 2001 Annual Meeting should be submitted to the Secretary of the Company at our corporate offices by January 16, 2001, but not before December 17, 2000. The Company may omit from the proxy statement and form of proxy relating to the next annual meeting of shareholders any proposals of shareholders which are intended to be presented at that meeting which are not received by the Secretary by January 16, 2001, or which are received before December 17, 2000.

     Shareholder nominations for the Board of Directors to be elected at the 2001 Annual Meeting should be submitted not less than 14 days nor more than 50 days before the 2001 Annual Meeting.

                             SOLICITATION EXPENSES

     The Company will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our associates may solicit proxies by telephone, mail services, electronic mail, mailgram, facsimile, telegraph, cable and personal interview. The Company has retained Georgeson Shareholder Communication Services to help us solicit proxies related to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $5,000 plus expenses. We do not expect to pay any other costs for the solicitation of proxies.

                                          By Order of the Board of Directors

                                          /s/ Michael W. Rayden

                                          Michael W. Rayden
                                          Chairman, President & Chief Executive
                                          Officer

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR each of the named nominees. If no specification is indicated, the shares represented by this proxy will be voted as recommended by the Board.
--------------------------------------------------------------------------------

1. Election of Directors
   (see reverse side)

          FOR      WITHHELD             The nominees are:
          [  ]       [  ]                  Kent A. Kleeberger
                                           Nancy J. Kramer
                                           James U. McNeal

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. Transact Other Business Properly Coming Before the Meeting.

--------------------------------------------------------------------------------

                                    The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 4, 2000.

                                    IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, signature should include both names. Executors, Administrator, Trustees, Guardians and others signing in a representative capacity should indicate full titles.

                                    -------------------------------------------


                                    -------------------------------------------
                                    Signature, if held jointly             DATE




                            * FOLD AND DETACH HERE *

                 PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE
                               ENCLOSED ENVELOPE.


                                   TOO, INC.



                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

PROXY

                                   TOO, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 2000


The undersigned hereby appoints Michael W. Rayden and Kent A. Kleeberger and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of Too, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 16, 2000, at 9:00 AM, Eastern Daylight time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

     Election of Directors, Nominees:

     1. Kent A. Kleeberger     2. Nancy J. Kramer
     3. James U. McNeal


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The tabulator cannot vote your shares unless you sign and return this card.
--------------------------------------------------------------------------------
                            * Fold and Detach Here *


                         ANNUAL MEETING OF SHAREHOLDERS
                                   TOO, INC.
                                  MAY 16, 2000
                                    9:00 AM

                               CORPORATE OFFICES
                                3885 MORSE ROAD
                                 COLUMBUS, OHIO
                                 (614) 479-3500

                           WE INVITE YOU TO JOIN US.

                             YOUR VOTE IS IMPORTANT
                             ----------------------

               PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.